VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

Payment Date Statement: July 20, 2004

a.	Aggregate Amount of Collections	$378,511,616.51
	Aggregate Amount of Non-Principal Collections	$2,737,880.95
	Aggregate Amount of Principal Collections	$375,773,735.56
	Pool Balance	$819,590,453.00
	Residual Participation Amount	$319,590,453.00
	Excess Funding Account	$0.00
b.	Series Allocation Percentage	100.00%
	Floating Allocation Percentage	61.01%
	Principal Allocation Percentage	N/A
c.	Total Amount Distributed on Series 2000-1	$577,986.11
d.	Amount of Such Distribution Allocable to Principal on 2000-1	$0.00
e.	Amount of Such Distribution Allocable to Interest on 2000-1	$577,986.11
f.	Noteholder Default Amount	$0.00
g.	Required Subordinated Draw Amount	$0.00
h.	Noteholder Charge Offs	$0.00
	Amounts of Reimbursements	$0.00
i.	Monthly Servicing Fee	$682,992.04
	Noteholder Monthly Servicing Fee	$416,666.67
j.	Controlled Deposit Amount	$0.00
k.	Series 2000-1 Invested Amount at end of period (Gross)	$500,000,000.00
	Outstanding Principal Balance	$500,000,000.00
l.	Available Subordinated Amount	$104,807,316.72
m.	Carry-over Amount	$0.00
n.	Reserve Account Balance	$1,750,000.00
o.	Principal Funding Account Balance	$0.00
	Yield Supplement Account Balance	$1,750,000.00

VW CREDIT, INC. — SERVICER 16-Jul-04	Page 1

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1
Monthly Servicer Report Input and Summary Page

TRANSACTION SUMMARY	From	To	Days
Current Interest Period	6/21/2004	7/19/2004	29
Series Allocation Percentage	100.00%
Initial Principal Balance	$500,000,000.00
Outstanding Principal Balance	$500,000,000.00
Principal Balance of Receivables for Determination Date	$791,960,107.40
Amount Invested in Receivables on Series Issuance Date	$500,000,000.00
Initial Invested Amount	$500,000,000.00
Invested Amount at the Beginning of Period	$500,000,000.00
Series 2000-1 Invested Amount at End of Period (Gross)	$500,000,000.00
Required Subordinated Amount	$104,807,316.72
Excess Funding Account	$0.00
Series 2000-1 Invested Amount at End of Period (net of EFA)	$500,000,000.00
Available Subordinated Amount (previous period)	$102,768,065.98
Incremental Subordinated Amount (previous period)	$54,822,860.50
RESERVE ACCOUNT AND YIELD SUPPLEMENT ACCOUNT
Yield Supplement Account Initial Deposit	$1,750,000.00
Yield Supplement Account Beginning Balance	$1,750,000.00
Yield Supplement Account Required Amount	$1,750,000.00
Reserve Account Initial Deposit	$1,750,000.00
Reserve Account Required Amount	$1,750,000.00
Reserve Account Beginning Balance	$1,750,000.00
Outstanding Carryover Amount — Beginning Balance	$0.00
Withdrawal from Yield Supplement Account	$0.00
Outstanding Carryover Amount — Ending Balance	$0.00
Yield Supplement Account Balance — Ending Balance	$1,750,000.00
Yield Supplement Account Deposit Amount	$0.00
Withdrawal from Reserve Account	$0.00
Reserve Account Ending Balance	$1,750,000.00
Reserve Account Deposit Amount	$0.00
1-month LIBOR Rate (annualized)	1.2800000%
Certificate Coupon (annualized)	1.4350%
Prime Rate (annualized)	4.2500000%
Servicing Fee Rate (annualized)	1.000%
Excess Spread	1.0050000%
TRUST PRINCIPAL RECEIVABLES
Pool Balance at the Beginning of Period	$875,063,667.84
Pool Balance at the Ending of Period	$819,590,453.00
Average Aggregate Principal Balance	$847,327,060.42
Aggregate Principal Collections	$375,773,735.56
New Principal Receivables	$320,300,516.18
Receivables Added for Additional Accounts	$0.00
Noteholder Default Amount	$0.00
Net Losses	$0.00
Noteholder Charge-offs	$0.00
Miscellaneous Payments (Adjustments and Transfer deposit amounts)	$0.00
Non-Principal Collections & Inv. Proceeds treated as
Available Noteholder Principal Collections	$0.00
Monthly Interest Accrued, but not Paid	$0.00
Ineligible Receivables	$0.00
Excess Funding Account at Date of Determination	$0.00
Defaulted Receivables in Ineligible and Overconc. Accounts	$0.00
MISCELLANEOUS DATA
Recoveries on Receivables Written Off	$0.00
Spread Over/Under Prime for Portfolio	-0.81%
Weighted Average Interest Rate	3.44%
Previously waived Monthly Servicing Fee	$0.00
PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END
Net losses as a % of Avg. Receivables Balance (annualized)	0.00%
PORTFOLIO AND DEALERSHIP STATISTICS
Used Vehicle Receivables’ Balance	$52,650,929.00
Used Vehicle Percentage	6.424%
Used Vehicle Percentage During Last Collection Period	6.170%
Early Amortization Event?	NO
Largest Dealer or Dealer Affiliation Balance	$42,102,476.00
Largest Dealer Percentage	4.811%
Aggregate Principal Amount of Receivables of Dealers over 2%	$85,051,649.40
SUMMARY OF COLLECTIONS
Aggregate Amount of Collections	$378,511,616.51
Aggregate Amount of Non-Principal Collections (including insurance proceeds & rebates)	$2,737,880.95
Investment Proceeds	$2,637.96
Aggregate Amount of Principal Collections	$375,773,735.56
Asset Receivables Rate	2.377%
Use Asset Receivables Rate?	NO
Carryover Amount (this Distribution Date)	N/A
PAYMENT RATE INFORMATION
Monthly Payment Rate	44.35%
Previous Collection Period Monthly Payment Rate	38.97%
Monthly Payment Rate 2 collection periods ago	39.51%
3-month Average Payment Rate	40.94%
Early Amortization Event?	NO
ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
Extend Revolving Period?	YES
Last Day of Revolving Period	N/A
Invested Amount as of Last Day of Revolving Period	N/A
Accumulation Period Length (months)	N/A
First Accumulation Date	TO BE DETERMINED
Expected Final Payment Date	N/A
Required Participation Percentage	104.00%
Principal Funding Account Balance	$0.00
Principal Payment Amount	$0.00
Controlled Accumulation Amount	$0.00
TOTAL AMOUNT DISTRIBUTED ON SERIES 2000-1
Noteholders
1. Monthly Noteholder Interest Distribution	$577,986.11
2. Noteholder Monthly Servicing Fee Distribution	$416,666.67
3. Reserve Account Deposit Amount Distribution	$0.00
4. Noteholder Default Amount Distribution	$0.00
5A. Unreimbursed Noteholder Charge-offs (net of Series Allocable Misc. Pmts)	$0.00
5B. Reinstate reductions in Series 2000-1 Available Subord. Amount	$0.00
6. Outstanding Carryover Amount Distribution	$0.00
7. Yield Supplement Account Deposit Amount Distribution	$0.00
8. Previously waived Monthly Servicing Fee Distribution	$0.00
Excess Servicing	$675,621.04
DEFICIENCY AMOUNT
Deficiency Amount	$0.0
Required Subordinated Draw Amount	$0.0
EXCESS FUNDING ACCOUNT
Withdrawals to purchase Receivables (Since Issuance Date)	$0.00
Additions in connection with a reduction in Receivables	$0.00
Transfers to Principal Funding Account	$0.00

VW CREDIT, INC. — SERVICER 16-Jul-04	Page 2

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

Summary

	Collections		Accrual	Distribution
From:	21-Jun-04
To:	19-Jul-04
Days:	29
LIBOR Rate	1.2800000%
(1 month)
Series #	1	Active
VCI Rating:	N/A

TRUST AND SERIES ALLOCATIONS — BEGINNING OF PERIOD

		Series			Required	Required	Outstanding
Series	Series	Allocation	Invested	Subordinated	Participation	Participation	Note
Number	Name	Percentage	Amount	Amount	Percentage	Amount	Balance
	Trust 1 Series		$500,000,000.00	$104,807,316.72	N/A	$624,807,316.72
	2000-1	100.00%	$500,000,000.00	$104,807,316.72	104.00%	$624,807,316.72	$500,000,000.00

VW CREDIT, INC. — SERVICER 17-June-04	Page 3

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

SERVICING CERTIFICATE

		EXCESS SPREAD CALCULATION

INITIAL AMOUNTS
Initial Invested Amount	$500,000,000.00	Weighted Average Rate Charged to Dealers	3.440%
Invested Amount	$500,000,000.00	LIBOR	1.280%
Controlled Accumulation Amount	$0.00	Note Rate (LIBOR+15.5 b.p.)	1.435%
Required Subordinated Amount	$104,807,316.72	Servicing Fee Rate	1.000%
Annualized Servicing Fee Rate	1.00%	Investor Net Losses	0.000%

First Controlled Accumulation Date	TO BE DETERMINED	Excess Spread	1.005%
Accumulation Period Length (months)	N/A
Expected Final Payment Date	N/A
Initial Settlement Date	10-Aug-00
Required Participation Percentage	104.00%
Subordinated Percentage	9.5890%

SERIES 2000-1 MONTHLY REPORTING
			Required	Excess
	Series 2000-1	Invested	Subordinated	Funding
	Total	Amount	Amount	Amount
Principal Receivables
Series Allocation Percentage	100.00%
Beginning Balance	$500,000,000.00	$500,000,000.00	$104,807,316.72	$0.00
Floating Allocation Percentage	61.01%	61.01%
Principal Allocation Percentage	N/A	N/A
Principal Collections	$375,773,735.56	$375,773,735.56	N.A.	N.A.
New Principal Receivables	$320,300,516.18	$320,300,516.18	N.A.	N.A.
Principal Default Amounts	$0.00	$0.00	N.A.	N.A.
Receivables Added for Additional Accounts	$0.00	$0.00	N.A.	N.A.
Controlled Deposit Amount	$0.00	N/A	N.A.	N.A.
“Pool Factor”		100.00000000%
Ending Balance	$500,000,000.00	$500,000,000.00	$104,807,316.72	$0.00
Floating Allocation Percentage	61.01%	61.01%
Non-Principal Receivables
Non-Principal Collections	$1,670,273.82
Recoveries on Receivables Written Off	$0.00
Investment Proceeds	$2,637.96

VW CREDIT, INC. — SERVICER 16-Jul-04	Page 4

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

SERVICING CERTIFICATE

	Current	Previous
Subordinated Amount & Reserve Fund
Available Subordinated Amount (Previous)	$102,768,065.98	$108,967,437.48
(-) Required Subordination Draw Amount	$0.00	$0.00
(-) Reserve Account Funds to Noteholder Default Amount	$0.00	$0.00
(+) Non-Principal Collections & Inv. Proceeds treated as Available Noteholder Principal Collections	$0.00	$0.00

(1) Subtotal	$102,768,065.98	$108,967,437.48
(2) Subordination Percentage * Series 2000-1 Invested Amount	$47,945,205.48	$47,945,205.48
(a) lower of (1) or (2)	$47,945,205.48	$47,945,205.48
(b) Incremental Subordinated Amount (previous period)	$0.00	$0.00
(c) Incremental Subordinated Amount	$56,862,111.24	$54,822,860.50
(d) Payments from Excess Funding Account to Residual Interestholder	$0.00	$0.00
Available Subordinated Amount	$104,807,316.72	$102,768,065.98
Overconcentration Amount	$85,051,649.40	$87,551,625.43
Beginning Reserve Account Balance	$1,750,000.00	$1,750,000.00
Reserve Account Required Amount	$1,750,000.00	$1,750,000.00
Withdrawal from Reserve Account	$0.00	$0.00
Reserve Account Deposit Amount	$0.00	$0.00
Ending Reserve Account Balance	$1,750,000.00	$1,750,000.00
Required Non-Principal Distributions
Available Non-Principal Collections	$2,737,880.95	$2,670,459.22
Noteholder Non-Principal Collections	$1,670,273.82	$1,525,865.67
Residual Interestholder Non-Principal Collections	$1,067,607.13	$1,144,593.55
Investment Proceeds	$2,637.96	$2,630.98
Reserve Fund Balance	$1,750,000.00	$1,750,000.00

Total Non-Principal Available	$4,490,518.91	$4,423,090.20
Interest Shortfall	$0.00	$0.00
Additional Interest	$0.00	$0.00
Carry-over Amount	$0.00	$0.00
Carry-over Shortfall	$0.00	$0.00
Additional Interest on Carry-over Shortfall	$0.00	$0.00
Monthly Servicing Fee	$682,992.04	$729,219.72
Noteholder Monthly Servicing Fee	$416,666.67	$416,666.67